                               As filed with the Securities and Exchange Commission on April 20, 1999

                                                                                            Registration No. 333-

                                                            UNITED STATES
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       Washington, D.C. 20549
                                                           ---------------

                                                              FORM S-8
                                                       REGISTRATION STATEMENT
                                                                UNDER
                                                     THE SECURITIES ACT OF 1933

                                                      MARVEL ENTERPRISES, INC.
------------------------------------------------------------------------------------------------------------------------------------
                                       (Exact name of registrant as specified in its charter)

               Delaware                                                                                           13-3711775
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    (State or other jurisdiction of                                                                            (I.R.S. Employer
     incorporation or organization)                                                                           Identification No.)

        387 Park Avenue South
          New York, New York                                                                                        10016
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  (Address of principal executive offices)                                                                        (Zip Code)

                                         Marvel Enterprises, Inc. 1998 Stock Incentive Plan
------------------------------------------------------------------------------------------------------------------------------------
                                                      (Full title of the plan)

                                                           Eric Ellenbogen
                                                President and Chief Executive Officer
                                                      Marvel Enterprises, Inc.
                                                        387 Park Avenue South
                                                      New York, New York 10016
------------------------------------------------------------------------------------------------------------------------------------
                                               (Name and address of agent for service)

                                                           (212) 696-0808
------------------------------------------------------------------------------------------------------------------------------------
                                    (Telephone number, including area code, of agent for service)


                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed            Proposed maximum            Amount of
                                                Amount to          maximum offering       aggregate offering         registration
     Title of securities to be registered     be registered        price per unit(1)           price(1)                 fee(1)
-----------------------------------------     -------------        -----------------      ------------------         ------------
Common stock, par value $.01 per share           200,000                $6.50                $ 1,300,000               $361.40
                                                 200,000                 6.375                 1,275,000                354.45
                                                 210,000                 6.25                  1,312,500                364.88
                                               2,360,000                 6.125                14,455,000              4,018.49
                                               1,001,000                 5.875                 5,880,875              1,634.88
                                               1,949,000                 9.125                17,784,625              4,944.13
                                                  80,000                 9.125                   730,000                202.94
-------------------------------------------   ------------        ------------------      ------------------        -------------
Total                                          6,000,000                                     $42,738,000            $11,881.17
===========================================   ============        ==================      ==================        =============

(1)       Of the shares being registered, 200,000 shares are subject to stock options whose exercise price is $6.50 per share,
          200,000 shares are subject to stock options whose exercise price is $6.375 per share, 210,000 shares are subject to stock options whose exercise price is $6.25 per share, 2,360,000 shares are subject to stock options whose exercise price is
          $6.125 per share, 1,001,000 shares are subject to stock options whose exercise price is $5.875 per share, 1,949,000 shares are subject to stock options whose exercise prices are not presently determinable and 80,000 shares have prices which are not presently determinable. Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, the proposed maximum offering price per share of the 1,949,000 shares and of the 80,000 shares are estimated solely for the purpose of determining the registration fee and are based upon the average of the high and low prices per share of the
          Registrant's common stock reported on the New York Stock Exchange on April 16, 1999, within five business days prior to the date of filing of this Registration Statement.
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797546.5

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

          The documents containing the information specified in this Item will be sent or given to employees who have been awarded options under the Marvel
Enterprises, Inc. 1998 Stock Incentive Plan (the "Plan"), and, in accordance with Section 10(a) of the Securities Act of 1933 (the "Act") and Rules 424 and
428 promulgated under the Act by the Securities and Exchange Commission (the
"Commission"), are not being filed with, or included in, this Registration
Statement on Form S-8 (the "Registration Statement").

Item 2.  Registrant Information and Employee Plan Annual Information.

          The documents containing the information specified in this Item will be sent or given to employees who have been awarded options under the Plan and, in accordance with Section 10(a) of the Act and Rules 424 and 428 thereunder, are not being filed with, or included in, this Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents, which have been filed with the Commission by Marvel Enterprises, Inc. (the "Registrant"), are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange
Act of 1934:

               (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999, as amended by the Registrant's annual report on Form 10-K/A, dated April 1, 1999, filed with the Commission on April 1, 1999.

               (b)(i) The Registrant's current report on Form 8-K, dated
February 4, 1999, filed with the Commission on February 4, 1999.

                  (ii) The Registrant's current report on Form 8-K, dated
February 23, 1999, filed with the Commission on February 24, 1999.

                  (iii) The Registrant's current report on Form 8-K, dated
February 25, 1999, filed with the Commission on February 25, 1999.

                  (iv) The Registrant's current report on Form 8-K, dated
February 25, 1999, filed with the Commission on March 10, 1999.


797546.5

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               (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on
October 2, 1998.

               (d) The section entitled "THE MARVEL PROPOSALS - Securities to be
Issued and Transferred under the Plan" on pages 82-87 of the Registrant's Proxy
Statement on Schedule 14A, as filed with the Commission on August 13, 1998, which includes a description of the Registrant's common stock.

Item 4.  Description of Securities.

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

          Lawrence Mittman, a Director of the Registrant, is a partner in the law firm of Battle Fowler LLP, which is rendering the opinion regarding the legality of the securities being registered in this Registration Statement. Mr.
Mittman is an optionee under the Plan.

Item 6.  Indemnification of Directors and Officers.

          In accordance with Section 102(b)(7) of the Delaware General
Corporation Law, Article X of the Registrant's Certificate of Incorporation eliminates, with certain exceptions, the Registrant's directors' personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

          Article 6 of the Registrant's By-Laws provides, to the extent permitted by the Delaware General Corporation Law, for the Registrant's indemnification of present or former directors, officers or incorporators of the Registrant against various costs they may incur in connection with certain lawsuits and similar proceedings in which they become involved by reason of their relationship to the Registrant. Only those who have acted in good faith are entitled to the Registrant's indemnification. In certain cases, the Registrant's indemnification payments may be made, conditionally, before the lawsuit or similar proceeding is complete.

Item 7.  Exemption from Registration Claimed.

          Not applicable.

Item 8.  Exhibits.

          4.1  Marvel Enterprises, Inc. 1998 Stock Incentive Plan.

          5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of Battle Fowler LLP (contained in Exhibit 5.1).

          24.1 Power of Attorney (contained in the signature pages hereto).



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



Item 9.  Undertakings.

               (a) The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                  Statement;

                    iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

797546.5


                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of April, 1999.


                                       MARVEL ENTERPRISES, INC.



                                       By:   /s/ Morton E. Handel
                                             -----------------------------------
                                             Morton E. Handel
                                             Chairman of the Board



                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints William H. Hardie, III and Robert S. Hull, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                             Title                                     Date
---------                             -----                                     ----

 /s/ Morton E. Handel                 Chairman of the Board and                 April 19, 1999
-----------------------------         Director
Morton E. Handel

 /s/ Eric Ellenbogen                  Chief Executive Officer (principal        April 19, 1999
-----------------------------         executive officer)
Eric Ellenbogen

 /s/ Robert S. Hull                   Chief Financial Officer (principal        April 19, 1999
-----------------------------         financial and accounting officer)
Robert S. Hull


797546.5




Signature                             Title                                     Date
---------                             -----                                     ----

 /s/ Avi Arad
-----------------------------         Director
Avi Arad                                                                        April 19, 1999


 /s/ Mark Dickstein                   Director                                  April 19, 1999
-----------------------------
Mark Dickstein

 /s/ Eric Ellenbogen                  Director                                  April 19, 1999
-----------------------------
Eric Ellenbogen

 /s/ Shelley F. Greenhaus             Director                                  April 20, 1999
-----------------------------
Shelley F. Greenhaus

                                      Director                                  April __, 1999
-----------------------------
James F. Halpin

 /s/ Michael M. Lynton                Director                                  April 20, 1999
-----------------------------
Michael M. Lynton

 /s/ Lawrence Mittman                 Director                                  April 19, 1999
-----------------------------
Lawrence Mittman

 /s/ Isaac Perlmutter                 Director                                  April 19, 1999
-----------------------------
Isaac Perlmutter

 /s/ Rod Perth                        Director                                  April 19, 1999
-----------------------------
Rod Perth

                                      Director                                  April ___, 1999
-----------------------------
Michael J. Petrick



797546.5